EXHIBIT 16




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                          Pritchett, Siler & Hardy, PC
                          Certified Public Accountants

                                                                    Exhibit 16.1


March 5, 2018


Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

      Re:   Mascota Resources Corporation
            Commission File No. None

We have read the statements that we understand Mascota Resources Corporation will include under Item 4.01 of the Form 8-K report dated February 5, 2018 and agree with such statements insofar as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/  Pritchett, Siler & Hardy, PC
Pritchett, Siler & Hardy, PC
Salt Lake City, UT




















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